EXHIBIT NO. 21.: SUBSIDIARIES, RELATED COMPANIES, ETC. - VOTING SHARES

With the exception of a number of Subsidiaries which, considered in the aggregate, would not constitute a significant Subsidiary, the Subsidiaries of Alcan, as of 1 March 1998, are listed below. All Subsidiaries and joint ventures named below are consolidated in the financial statements incorporated by reference in this report. The list also includes several Related Companies for which Alcan reports its interest in the net income or loss of such companies. Alcan is the direct owner of the shares of each Subsidiary or Related Company, except where the name is indented. Indentation signifies that the principal ownership by Alcan is through the company under which the indentation is made; where there is additional ownership through another company also listed below, that additional ownership is described in the end-note on page 43.



SUBSIDIARIES, RELATED COMPANIES, ETC.       ORGANIZED UNDER   % OF VOTING
                                              THE LAWS OF     SHARES HELD BY
                                                                IMMEDIATE
                                                                  OWNER
-------------------------------------       ---------------   --------------
Alcan Adminco Inc.                                Canada             100
Alcan Aluminio (America Latina) Inc.              Canada             100
Alcan Aluminum Corporation                        Ohio               100
    Alcan Automotive Castings, Inc.               Ohio               100
        Altek Automotive Castings
        Partnership                               Delaware            50
    Alcan Cable (Mexico), Inc.                    Georgia            100
    Alcan Management Services U.S.A. Inc.         Ohio               100
    Erieview Cartage, Inc.                        Ohio               100
    Logan Aluminum Inc.                           Delaware            40
Alcan Asia Pacific Limited                        Canada             100
Alcan Empreendimentos Ltda.                       Brazil             100
    Alcan Aluminio do Brasil Ltda.                Brazil             100
        Alcan Aluminio Pocos de Caldas S.A.       Brazil             100
        Consorcio de Aluminio do Maranhao
        ("Consorcio Alumar") (unincorporated)     Brazil              10
        Petrocoque S.A. - Industria e Comercio    Brazil              25
        Mincracao Rio do Norte S.A.               Brazil              12.5
Alcan Europe Limited                              England            100
Alcan Finances (Bda) Ltd.                         Bermuda            100
    Alcan Asia Limited                            Hong Kong          100
    Alcan (Bermuda) Limited                       Bermuda            100
        Alcan Shipping (Bermuda) Limited          Bermuda            100
    Alcan Limerick Limited                        Ireland            100
    Alcan Nikkei Asia Holdings Ltd.               Bermuda             60  (1)
        Alcan Nikkei Siam Limited                 Thailand            33  (2)
        Alcan Nikkei Thai Limited                 Thailand            75  (3)
        Alcom Nikkei Specialty Coatings Sdn. Bhd. Malaysia            50  (4)
        Aluminium Company of Malaysia Berhad      Malaysia            59.2
        Aluminium Development Company
        (Thailand) Limited                        Thailand            16  (5)
        Nikkei Holdings Pte. Limited              Singapore          100
        Nonfemet International (China-Canada-Japan)
        Aluminium Company Limited                 China               45
    Alcan Nikkei China Limited                    China               49  (6)
    Champlain Insurance Company Ltd.              Bermuda            100
    Frialco S.A.                                  Cayman Islands      20
        Friguia                                   Guinea              51
    Halco (Mining) Inc.                           Delaware            33
        Compagnie des Bauxites de Guinee          Delaware            51
Alcan Finances B.V.                               Netherlands        100

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
    SUBSIDIARIES, RELATED COMPANIES, ETC.     ORGANIZED UNDER    % OF VOTING
                                                THE LAWS OF     SHARES HELD BY
                                                                  IMMEDIATE
                                                                    OWNER
   --------------------------------------     ---------------   --------------

Alcan Finances (Ireland) Limited                  Canada              100
 Alcan Aluminium AG                             Switzerland           100
  Alcan Rorschach AG                            Switzerland           100
 Alcan Finances (Ireland) Company                 Ireland             100
Alcan Finances (U.K.)                             England             100
Alcan France Holdings                              France             100
 Alcan France                                      France              91.1  (7)
  Evolutis S.A.                                    France             100
   Evolutis Espinos-Roy                            France              95    (8)
  Technal AB                                       Sweden              99
  Technal Aluminium Systems SA                  Switzerland           100
  Technal Iberica                                  Spain              100
  Technal Portuguesa Systemas de Aluminio Ltda    Portugal            100
   Evolutis Ltda                                  Portugal            100
  Technal Limited                                  England            100
  Technal South East Asia Co. Ltd.                Thailand             49
  Transports et Aluminium Industries Transalumin   France             100
Alcan Iberica, S.A.                                 Spain             100
Alcan International Limited                        Canada             100
Alcan Ireland Limited                             Ireland             100
 Aughinish Alumina Limited                        Ireland              40   (9)
 Aughinish Estates Limited                        Ireland              40   (9)
 Aughinish Property (Nominees) Limited            Ireland              40   (9)
Alcan Luxembourg S.A.                            Luxembourg           100
 Alcan Alluminio S.p.A.                            Italy              100
  Alcanital Services S.r.l.                        Italy              100
 Alcan Deutschland GmbH                           Germany              98.6 (10)
  Alcan Austria GmbH                              Austria             100
  Alcan Lamines France                            France               40   (11)
  Aluminium Norf GmbH                            Germany               50
 BAA Holdings S.A.                              Luxembourg            100
  British Alcan Aluminium plc                     England             100
     Alcan Automotive Structures (UK) Ltd.        England             100
     Alcan BAP Limited                            England             100
     Alcan BAS Limited                            England             100
     Alcan Chemicals Europe Limited               England             100
     Alcan Chemicals Limited                      England             100
     Alcan Colwick Holdings Limited               England             100
     Alcan Colwick Limited                        England             100
     Alcan Contracts Limited                      England             100
     Alcan Enfield Alloys Limited                 England              50
     Alcan Farms Limited                          England             100
     Alcan Metal Centres (Midlands) Limited       England             100
     Alcan Metal Centres Limited                 Scotland             100
     Alcan Shipping Services (UK) Limited         England             100
     Alcan Speciality and Aerospace Limited       England             100
     Alcan St Helens Limited                      England             100
     Alcan Stockists South Limited                England             100
     Alcan Swinton Limited                        England             100
     Alcan Systems and Conservatories Limited     England             100
     Alcan Systems Limited                        England             100


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

   SUBSIDIARIES, RELATED COMPANIES, ETC.          ORGANIZED UNDER        % OF VOTING
                                                    THE LAWS OF         SHARES HELD BY
                                                                          IMMEDIATE
                                                                            OWNER
   -------------------------------------          ---------------       --------------
ALCAN LUXEMBOURG S.A. (CONTINUED)
   BAA HOLDINGS S.A. (CONTINUED)
     BRITISH ALCAN ALUMINIUM PLC (CONTINUED)

     Alcan Windows Limited                             England             100
     Alliance Aluminium Holdings Limited               England             100
     Aluminium Corporation Limited                     England             100
     Aluminium Sulphate Limited                        England              50
     Aluminium Supply (Aerospace) Limited              England             100
     Aylesford (Packaging) Limited                     England             100
     BA Chemicals Limited                              England             100
     BA Finance Limited                                England             100
     BA Metals Limited                                 England             100
     Belfast Aluminium Limited                         Northern Ireland    100
     British Alcan Conductor Limited                   England             100
     British Alcan Consumer Products Limited           England             100
     British Alcan Extrusions Limited                  England             100
     British Alcan Highland Estates Limited            England             100
     British Alcan Primary and Recycling Limited       England             100
     British Alcan Rolled Products Limited             England             100
     British Alcan Snappies Limited                    England             100
     British Alcan Wire and Conductor Limited          England             100
     Four County Windows Limited                       England             100
     Gentrin Limited                                   England             100
     Pearhouse Limited                                 England             100
     Pentagon Radiator (Stafford) Limited              England             100
     Propax Packaging Products Limited                 England             100
     Saguenay Shipping (U.K.) Limited                  England             100
     TBAC Limited                                      England             100
          Alcan Aluminium UK Limited                   England              90   (12)
          British Alcan Overseas Investments Limited   England             100
               Saratoga Resources N.V.                 Netherland Antilles  20
               Vigelands Metal Refinery A/S            Norway               50
          Ghana Bauxite Company Limited                Ghana                45 **
          Isleburn Limited                             Scotland             21.7
               MacKay & MacLeod Engineering Limited    Scotland            100
          Kinlochleven Road Transport Company Limited  Scotland             25
          The Lochaber Power Company                   Scotland            100
          Venesta Foils Limited                        England             100
          Vigelands Brug A/S                           Norway              100
     Thames Alum Limited                               England             100
     Ulster Aluminium Stockists Limited                Northern Ireland    100
     Westbro Welding Wire Limited                      England             100
Alcan Management Services Canada Limited               Canada              100
Alcan Nikkei Asia Company Ltd.                         Bermuda              60    (1)
Alcan Nikkei Korea Limited                             China                49    (6)
Alcan Palco, S.A.                                      Spain               100
Alcan Realty Limited                                   Canada              100

[FN]
** Increased to 80% on 19 March 1998.

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
                                                                             % OF VOTING
                                                      Organized Under       Shares Held by
Subsidiaries, Related Companies, Etc.                   the Laws of         Immediate Owner
-------------------------------------                 ----------------      ----------------
Alcan Shannon Company                                 Ireland               100
Alcan Shipping Services Limited                       Canada                100
Alcan Smelters and Chemicals Limited                  Canada                100
Alcan-Sprostons Limited                               Jamaica               100
Alpac Aluminium Inc.                                  Canada                50          (13)
Aluminio de Venezuela, C.A.                           Venezuela             49
Aluminum Company of Canada, Limited                   Canada                100
Handy Chemicals Limited                               Quebec                100
Indian Aluminium Company, Limited                     India                 34.6
Jamalcan (unincorporated)                             Jamaica               93
Nippon Light Metal Company, Ltd.                      Japan                 37.2    (14)(15)
N.V. Alcan Aluminium Products Benelux S.A.            Belgium               100
Societe des Alumines et Bauxites de Provence          France                100
The Roberval and Saguenay Railway Company             Quebec                100
3088405 Canada Inc.                                   Canada                100
 Alcan South Pacific Pty Ltd.                         Australia             100
  Alcan Queensland Smelter Pty Ltd.                   Australia             100
  Queensland Alumina Limited                          Australia             21.4
  Queensland Alumina Security Corporation             Delaware              20
  Wenlock Bauxite Pty Limited                         Australia             100

                                                            % of Voting
Note Additional Ownership Through                           Shares Held
---------------------------------                           -----------
(1)  Nippon Light Metal Company, Ltd.                           40.0
(2)  Nikkei Holdings Pte. Limited                               37.0
(3)  Nikkei Holdings Pte. Limited                                2.6
(4)  Aluminium Company of Malaysia Berhad                       50.0
(5)  Alcan Nikkei Thai Limited                                  84.0
(6)  Nippon Light Metal Company, Ltd.                           51.0
(7)  Alcan Aluminium Limited                                     8.9
(8)  Transports et Aluminium Industries Transalumin              5.0
(9)  Alcan Shannon Company                                      25.0
     Alcan Limerick Limited                                     35.0
(10) Alcan Aluminium AG                                          1.4
(11) British Alcan Aluminium plc                                30.0
     Alcan Alluminio S.p.A.                                     30.0
(12) British Alcan Aluminium plc                                10.0
(13) Nippon Light Metal Company,  Ltd.                          50.0
(14) Alcan Adminco Inc.                                          1.6
     Alcan Asia Pacific Limited                                  0.2
     Alcan Nikkei Asia Holdings Ltd                              8.5

[FN]
(15) Nippon Light Metal Company, Ltd., a major aluminum company in Japan, has its principal operations in Japan and has subsidiaries and related companies in many countries including Brazil, Canada, China, Indonesia, Malaysia and Thailand.

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